SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 22, 2008
Date of Report (Date of Earliest Event Reported)
FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7600 Wisconsin Avenue
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Non-Employee Trustee Compensation
On May 22, 2008, the Board of Trustees (the “Board”) of First Potomac Realty Trust (the “Company”) unanimously approved a change to the annual non-cash compensation paid to non-employee members of the Board based upon the recommendation of the Compensation Committee of the Board. On May 22, 2008, each of our seven non-employee trustees received a grant of 2,500 restricted common shares of the Company, all of which will vest on May 22, 2009.
The form of restricted share award agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Each restricted common share award agreement entered into by trustees is substantially similar to the form of restricted common share award agreement filed as Exhibit 10.1.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors
Election of Trustees
The Company’s Annual Meeting of Shareholders was held at its corporate headquarters in Bethesda, Maryland on Thursday, May 22, 2008. Ninety-two percent (92%) of the Company’s issued and outstanding Common Shares of record on March 17, 2008, were present either in person or by proxy. The following persons received the affirmative vote of at least ninety-seven percent (97%) of the votes cast at the meeting and were duly elected as trustees of the Company until the 2009 Annual Meeting of Shareholders or until their successors are duly elected and qualified: Robert H. Arnold, Richard B. Chess, Douglas J. Donatelli, Louis T. Donatelli, J. Roderick Heller, III, R. Michael McCullough, Alan G. Merten and Terry L. Stevens.
Election of Chairman
On May 22, 2008, the Board unanimously re-elected Douglas J. Donatelli as Chairman of the Board of Trustees.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Restricted Common Share Award for Trustees.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

May 28, 2008	/s/ Joel F. Bonder Joel F. Bonder
Executive Vice President